Exhibit 10.14.2

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER

This instrument was prepared by

and upon recordation should be

returned to:

McCarter & English, LLP

Four Gateway Center

100 Mulberry Street

Newark, New Jersey 07102

Attention: Jeffrey A. Petit, Esq.

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

STATE OF TEXAS	§
	§	KNOW ALL MEN
COUNTY OF WILLIAMSON	§	BY THESE PRESENTS:

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is dated the 15th day of August, 2024, by EQRT 110 SOUTHEAST INNER LOOP, L.P., a Delaware limited partnership (“Grantor”), whose mailing address is Five Radnor Corporate Center, 100 Matsonford Road, Suite 250, Radnor, Pennsylvania 19087, to, in favor of and for the benefit of STATE FARM LIFE INSURANCE COMPANY, an Illinois insurance company (“Lender”), whose mailing address is One State Farm Plaza, Bloomington, Illinois 61710, and pertains to the real estate (the “Real Estate”) described on Exhibit A attached hereto and made a part hereof. The term "Trustee" shall mean JEFFREY A. PETIT of Middlesex County, New Jersey.

ARTICLE ONE

RECITALS

1.1            Note.

Grantor, et al., have executed and delivered to Lender a certain Promissory Note (the “Note”) of even date herewith. In the Note, Grantor promises to pay to the order of Lender the principal sum of up to One Hundred Nine Million Six Hundred Thousand and 00/100 Dollars ($109,600,000.00) (the “Loan”). From the date hereof, the Loan shall be repaid with interest thereon, in monthly installments as set forth in the Note, and the entire unpaid principal balance and all accrued interest thereon shall be due and payable on September 1, 2034 (the “Maturity Date”).

1.2            Indebtedness.

As used herein, the term “Indebtedness” means (a) the indebtedness evidenced by the Note, including principal, interest and prepayment premium, if any; and (b) all other sums which may at any time be due, owing or required to be paid under the Note, this Deed of Trust and the other Loan Documents (as defined in Section 1.3) including, without limitation, sums owing from or required to be paid by Grantor as a result of the breach or non-performance of any of the Obligations (as defined in Article Two), regardless of whether Grantor is personally liable for any such payment.

1.3            Loan Documents.

In addition to this Deed of Trust and the Note, there have been executed and delivered to and in favor of Lender certain other loan documents all of even date with the Note (the Note, this Deed of Trust, a Deed of Trust, Security Agreement and Fixture Filing executed by EQRT 1500 Shoals, L.P. and a Cash Collateral Security and Escrow Agreement executed by EQRT 1500 Shoals, L.P. and all other documents and instruments, whether now or hereafter existing, which secure or guarantee payment of the Note or are otherwise executed in connection with the Loan, as the same may hereafter be amended, modified, supplemented or replaced from time to time, are collectively referred to herein as the “Loan Documents”).

ARTICLE TWO

THE GRANT

In order to secure (i) the payment of the Indebtedness; and (ii) the performance of any of the terms, provisions, covenants, agreements, representations, warranties, certifications and obligations contained herein or under the other Loan Documents (collectively, the “Obligations”), regardless of whether Grantor is personally liable for such performance and observance, and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid by Lender to Grantor, the Recitals hereinabove stated in Article One and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby irrevocably and unconditionally grants, bargains, sells, assigns, warrants, releases, aliens, transfers, conveys and mortgages to Lender and its successors and assigns a present and continuing lien upon and security interest in and to all of the following rights, interests, claims and property (collectively, the “Secured Property”):

(a) all the Real Estate;

(b) all buildings, structures and other improvements now or hereafter constructed, erected, installed, placed or situated upon the Real Estate (collectively, the “Improvements”);

(c) all estate, claim, demand, right, title and interest of Grantor now owned or hereafter acquired, including, without limitation, any after-acquired title, franchise, license, remainder or reversion, in and to (i) any land or vaults lying within the right-of-way of any street, avenue, way, passage, highway or alley, open or proposed, vacated or otherwise, adjoining the Real Estate; (ii) any and all alleys, sidewalks, streets, avenues, strips and gores of land adjacent, belonging or appertaining to the Real Estate and Improvements; (iii) all rights of ingress and egress to and from the Real Estate and all adjoining property; (iv) storm and sanitary sewer, water, gas, electric, railway, telephone and all other utility services relating to the Real Estate and Improvements; (v) all land use, zoning, developmental rights and approvals, air rights, water, water rights, water stock, gas, oil, minerals, coal and other substances of any kind or character underlying or relating to the Real Estate or any part thereof; and (vi) each and all of the tenements, hereditaments, easements, appurtenances, other rights, liberties, reservations, allowances and privileges relating to the Real Estate or the Improvements or in any way now or hereafter appertaining thereto, including homestead and any other claim at law or in equity (collectively, the “Appurtenances”);

(d) all leasehold estates and the right, title and interest of Grantor in, to and under any and all leases, subleases, management agreements, arrangements, concessions or agreements, written or oral, relating to the use and occupancy of the Real Estate and Improvements or any portion thereof, now or hereafter existing or entered into together with all extensions, renewals, amendments, modifications, replacements and substitutions therefor, including any Major Leases and Minor Leases, each as defined in Section 3.18 (individually, a “Lease” and collectively, the “Leases”);

(e) all rents, issues, profits, proceeds, income, revenues, royalties, advantages, avails, claims against guarantors, security and other deposits (whether in the form of cash, letters of credit or other forms), advance rentals and any and all other payments or benefits now or hereafter derived, directly or indirectly, from the Real Estate and Improvements, whether under the Leases or otherwise (collectively, the “Rents”); subject, however, to the right, power and authority (the “License”) granted Grantor in the Assignment of Rents and Leases executed by Grantor to and in favor of Lender of even date herewith to collect and use the Rents as provided therein;

(f) all right, title and interest of Grantor in and to any and all contracts, written or oral, express or implied, now existing or hereafter entered into or arising, in any manner related to the improvement, use, operation, sale, conversion or other disposition of any interest in the Secured Property, including, without limitation, all options to purchase or lease the Real Estate or Improvements or any portion thereof or interest therein, or any other rights, interests or greater estates in the rights and properties comprising the Secured Property, now owned or hereafter acquired by Grantor (collectively, the “Contract Rights”);

(g) all general intangibles of Grantor, including, without limitation, goodwill, trademarks, trade names, option rights, permits, licenses, insurance policies and proceeds therefrom, rights of action and books and records relating to the Real Estate or Improvements (collectively, the “Intangible Personal Property”);

(h) all right, title and interest of Grantor in and to all fixtures, equipment and tangible personal property of every kind, nature or description attached or affixed to or situated upon or within the Real Estate or Improvements, or both, provided the same are used, usable or intended to be used for or in connection with any present or future use, occupation, operation, maintenance, management or enjoyment of the Real Estate or Improvements (collectively, the “Tangible Personal Property”);

(i) all proceeds of the conversion, voluntary or involuntary, of any of the Secured Property into cash or other liquidated claims or that are otherwise payable for injury to, or the taking or requisitioning of the Secured Property, including all insurance and condemnation proceeds as provided in this Deed of Trust (collectively, the “Proceeds”);

(j) all Tax and Insurance Deposits (as defined in Section 3.3);

(k) all of Grantor’s right, power or privilege to further hypothecate or encumber all or any portion of the property, rights and interests described in this Article Two as security for any debt or obligation, it being intended by this provision to divest Grantor of the right, power and privilege to hypothecate or encumber, or to grant a mortgage upon or security interest in any of the property hypothecated in or encumbered by this Deed of Trust, as security for the payment of any debt or performance of any obligation without Lender’s prior written consent (collectively, the “Right to Encumber”); and

(l) all other property, rights, interests, estates or claims of every name, kind, character or nature, both in law and in equity, which Grantor now has or may hereafter acquire in the Real Estate and Improvements and all other property, rights, interests, estates or claims of any name, kind, character or nature or properties now owned or hereafter acquired in the other properties, rights and interests comprising the Secured Property (collectively, the “Other Rights and Interests”).

Grantor agrees that without the necessity of any further act of Grantor or Lender, the lien of and the security interest created in and by this Deed of Trust shall automatically extend to and include any and all renewals, replacements, substitutions, accessions, products or additions to and proceeds of the Secured Property and any real property acquired by Grantor which may be contiguous or attached to the Secured Property and may be required by law or by a tenant of the Secured Property to be used in or as part of the direct operation of the Secured Property.

TO HAVE AND TO HOLD the Secured Property hereby, together with the rights, privileges and appurtenances thereto belonging unto the Trustee and Trustee's successors or substitutes, forever in this trust, and to his or their successors and assigns, forever, IN TRUST, however, upon the terms, provisions and conditions herein set forth.

GRANTOR hereby covenants with and warrants to Lender and with the purchaser at any foreclosure sale that at the execution and delivery hereof, Grantor is lawfully seized and possessed of and owns the Secured Property and every part thereof, and has good and marketable title to the indefeasible estate therein in fee simple; that the Secured Property is free from all encumbrances whatsoever (and any claim of any other Person (as defined below) thereto), other than those encumbrances set forth on Exhibit B attached hereto and made a part hereof (the “Permitted Encumbrances”); that Grantor has good and lawful right to sell, convey, mortgage and encumber the Secured Property; and that Grantor and its successors and assigns shall forever warrant and defend the title and quiet possession to the Secured Property against all claims and demands whatsoever. As used herein, “Person” means any natural person, corporation, limited liability company, partnership, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

It is the intention of the parties hereto that the Secured Property shall secure all indebtedness presently or hereafter owed Lender by Grantor, and that the priority of Lender's security for all such Indebtedness shall be a first, sole and exclusive lien and security interest. This paragraph shall serve as notice to all persons who may seek or obtain a lien on the Secured Property that until this Deed of Trust is released, any debt owed Lender by Grantor, including advances made subsequent to the recording of this Deed of Trust, shall be secured with the first lien priority afforded this Deed of Trust as recorded.

ARTICLE THREE

GENERAL AGREEMENTS

To protect the security of this Deed of Trust, Grantor further covenants and agrees as follows:

3.1            Recitals.

The recitals set forth above are true and correct and are material provisions of this Deed of Trust.

3.2            Payment of Indebtedness.

Grantor shall pay promptly the Indebtedness at the times and in the manner provided in the Loan Documents. All such sums payable by Grantor shall be paid without demand, counterclaim, offset, deduction or defense. Grantor hereby waives all rights now or hereafter conferred by statute or otherwise to any such demand, counterclaim, offset, deduction or defense.

3.3            Other Payments.

(a) In addition to and concurrent with the monthly installment payments required by the Note, Grantor shall pay to Lender (or its designee) the following sums on a monthly basis until the Indebtedness is fully paid (collectively, the “Tax and Insurance Deposits”):

(i) a sum equal to one-twelfth (1/12th) of the annual Taxes (as defined in Section 3.5) next due on the Secured Property, all as estimated by Lender (the “Tax Deposits”); and

(ii) a sum equal to one-twelfth (1/12th) of the annual premium or premiums next payable for the insurance herein required to be maintained on or with respect to the Secured Property (collectively, “Insurance Premiums”), all as demonstrated to or estimated by Lender (the “Insurance Deposits”).

(b) Should the total Tax and Insurance Deposits on hand not be sufficient to pay all of the Taxes and Insurance Premiums, together with all penalties and interest thereon, when the same become due and payable, Grantor shall pay to Lender promptly on demand any amount necessary to make up the deficiency. If the total of such Tax and Insurance Deposits exceeds the amount required to pay the Taxes and Insurance Premiums, such excess shall be credited on subsequent payments to be made for such items.

(c) All such Tax and Insurance Deposits:

(i) shall be held by Lender or a depository designated by Lender with no obligation to segregate such payments and without any obligation arising for the payment of any interest thereon;

(ii) shall be applied by Lender for the purposes for which made (as herein provided) subject, however, to the security interest granted Lender therein pursuant to Article Two; and

(iii) shall not be subject to the direction or control of Grantor.

(d) Provided that no Event of Default (as defined in Section 4.1) exists and there are sufficient funds in the Tax and Insurance Deposits, Lender agrees to make the payment of the Taxes or Insurance Premiums with reasonable promptness following its receipt of appropriate tax and/or insurance bills therefor, or, alternatively, upon presentation by Grantor of receipted (i.e. paid) tax and/or insurance bills therefor, Lender shall reimburse Grantor for such Taxes and Insurance Premium payments made by Grantor.

(e) Upon the occurrence of an Event of Default, Lender may, at its option, without being required to do so, apply any Tax and Insurance Deposits on hand to the payment of any of the Indebtedness, in such order and manner as Lender may elect. When the Indebtedness has been fully paid, any remaining Tax and Insurance Deposits shall be paid to Grantor.

3.4            Maintenance, Repair, Restoration, Prior Liens, Parking.

Grantor shall and hereby agrees to:

(a) promptly repair, restore, replace or rebuild any portion of the Improvements which may become damaged or destroyed, provided the proceeds of insurance are made available to Grantor pursuant to Section 3.10 hereof, with all replacements being at least equal in quality and condition as existed prior thereto, free from any security interest therein, encumbrances thereon or reservation of title thereto;

(b) keep the Improvements in good condition and repair, without waste and free from mechanics’, materialmen’s or similar or other liens or claims of lien;

(c) complete, within a reasonable time, any Improvements now or hereafter in the process of construction upon the Real Estate;

(d) comply with all statutes, rules, regulations, orders, decrees and other requirements of any governmental body, whether federal, state or local, having jurisdiction over the Secured Property and the use thereof and observe and comply with any conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including without limitation zoning variances, special exceptions and nonconforming uses), privileges, franchises and concessions that are applicable to the Secured Property or its use and occupancy;

(e) make no material alterations in or to the Improvements, except as required in subsection (d) hereof or otherwise with the prior written consent of Lender and in conformity with all applicable laws; provided, however, upon written notice to Lender, Grantor may make (i) such alterations required by the terms of any Major Lease provided that Lender has previously reviewed and approved such Major Lease; and (ii) non-structural repairs or alterations required by the terms of any Minor Lease or structural alterations or structural repairs required by the terms of any Minor Lease costing in the aggregate less than $250,000 per year (Lender’s consent to structural repairs in excess of $250,000 shall be limited to review and approval of the structural change, not approval or rejection of such Minor Lease);

(f) not suffer nor permit any change in the general use (i.e. office/warehouse) of the Improvements without the prior written consent of Lender;

(g) pay when due all operating costs of the Improvements;

(h) not initiate nor acquiesce in any zoning reclassification with respect to the Secured Property without the prior written consent of Lender;

(i) provide and thereafter maintain, clean, repair and adequately light all parking areas upon the Real Estate, such parking areas being of sufficient size to accommodate the greater of the amount of standard-size vehicles required (i) by law, ordinance or regulation; or (ii) by the terms of any Leases, together with any sidewalks, aisles, streets, driveways and sidewalk cuts and sufficient paved areas for ingress, egress and rights-of-way to and from the adjacent thoroughfares necessary or desirable for the use thereof to the extent required by applicable law or any Lease; and

(j) forever warrant and defend its title to the Secured Property and the validity, enforceability and priority of the lien and security interests granted in and by this Deed of Trust and the other Loan Documents against the claims and demands of all Persons.

3.5            Property Taxes and Contest of Liens.

Notwithstanding the Tax and Insurance Deposits required by Section 3.3, Grantor shall be responsible for the payment, when first due and owing and before delinquency and before any penalty attaches, of all real estate and personal property taxes and assessments (general or special), water charges, sewer charges and any other charges, fees, taxes, claims, levies, charges, expenses, liens and assessments, ordinary or extraordinary, governmental or nongovernmental, statutory or otherwise, that may be levied, assessed or asserted against the Secured Property or any part thereof or interest therein (collectively, “Taxes”). Notwithstanding anything contained herein to the contrary, Grantor may, in good faith and with reasonable diligence, contest the validity or amount of any Taxes as well as any mechanics’, materialmen’s or other liens or claims of lien upon the Secured Property (collectively, the “Contested Liens”), provided that:

(a) such contest shall have the effect of preventing the collection of the Contested Liens and the sale or forfeiture of the Secured Property or any part thereof or interest therein to satisfy the same; and

(b) Grantor shall first notify Lender in writing of the intention of Grantor to contest the same before any Contested Liens have been increased by any interest, penalties or costs.

3.6            Tax and Lien Payments by Lender.

(a) Upon the failure of Grantor to pay the Tax Deposits as required in Section 3.3 or, in the event said payments are waived by Lender, to pay the Taxes required to be paid in Section 3.5 above (unless Grantor is contesting the Taxes as provided in Section 3.5 above), Lender is authorized, in its sole discretion, to make any payment of Taxes in accordance with any tax bill or statement from the appropriate public office without inquiry into the accuracy or validity of any Taxes, sales, forfeiture of title or claim relating thereto.

(b) Lender is also authorized, in the place and stead of Grantor, upon ten (10) business days prior written notice to Grantor (unless Lender reasonably determines that sooner action is required in order to protect the priority of the lien of this Deed of Trust), to make any payment relating to any apparent or threatened adverse title, lien, claim of lien, encumbrance, claim, charge or payment otherwise relating to any other purpose but not enumerated in this Section, whenever, in Lender’s good faith judgment and discretion, such payment is necessary to protect the full security intended to be created by this Deed of Trust; provided, however, Lender shall not make any such payment on behalf of Contested Liens provided that Grantor satisfies the provisions of Sections 3.5(a) and (b) above.

(c) All such payments authorized by this Section 3.6 that are not promptly reimbursed by Grantor shall constitute additional Indebtedness and shall be immediately due and payable by Grantor to Lender within ten (10) business days following written demand with interest at the Default Rate (as defined in the Note) from the date such payment is due until paid.

3.7            Insurance.

(a)  Grantor shall insure and keep insured the Secured Property and each and every part thereof with the following insurance policies:

(i)            Property insurance insuring against all risks of loss to the Secured Property customarily covered by “Causes of Loss—Special Form” policies, including the perils of acts of terrorism, wind/hail and named windstorm, in an amount at least equal to one hundred percent (100%) of the replacement cost value of the Improvements, without deduction for physical depreciation, with (A) a maximum deductible of $100,000 (provided that wind/hail losses may have a maximum deductible of three percent (3%) of the total insurable value of the Improvements and named windstorm losses may have a maximum deductible of five percent (5%) of the total insurable value of the Improvements) and (B) a provision that claims be settled on a replacement cost valuation basis;

(ii)            Equipment breakdown insurance in an amount equal to one hundred percent (100%) of the replacement cost value of the Improvements, if any steam boiler, machinery or other pressure-fired vessel is in operation at the Secured Property, (A) with a maximum deductible of $100,000 and (B) provides that claims will be settled on a replacement cost valuation basis. If coverage is provided via a separate policy than the coverage in clause (i) above, both policies shall include a joint loss agreement;

(iii)          Flood insurance, if any Improvements are situated in an area now or hereafter designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area” (Zone A or Zone V), in an amount equal to the greater of (A) an amount equal to one hundred percent (100%) of the replacement cost value of such Improvements or (B) the maximum limit of coverage available for the Secured Property under the National Flood Insurance Program, with a maximum deductible of $100,000;

(iv)          Earthquake insurance on any Improvements situated in an area now or hereafter with a seismic Scenario Upper Loss (SUL) of sixteen percent (16%) or greater, in an amount equal to one hundred percent (100%) of the replacement cost value of such Improvements with a maximum deductible of five percent (5%) of the total insurable value of the Improvements;

(v)           Ordinance or law coverage in an amount equal to the following minimum percentages of the insurable replacement cost of the Improvements (A) one hundred percent (100%) for loss to the undamaged portion of the building, (B) ten percent (10%) for demolition cost, and (C) ten percent (10%) for increased cost of construction;

(vi)          Rental value or business income insurance, including extra expense coverage, that provides coverage upon the occurrence of any of the perils in clauses (i), (ii), (iii) and (iv) above as applicable to the Secured Property in an amount equal to the total income or anticipated gross income from the Secured Property for a minimum of twelve (12) months with an extended period of indemnity endorsement for a period of at least one hundred eighty (180) days and a maximum deductible of $100,000 or a seventy-two (72) hour waiting period;

(vii)         Builder’s risk insurance on any Improvements being constructed, added onto or altered by ten percent (10%) or more of the value of such Improvements. Coverage must be written on a “completed value form” in an amount equal to one hundred percent (100%) of the hard and soft costs of the project and (A) with a maximum deductible of $100,000 (provided that wind/hail losses may have a maximum deductible of three percent (3%) of the total insurable value of the Improvements and named windstorm losses may have a maximum deductible of five percent (5%) of the replacement cost value of all Improvements), (B) provide that claims will be settled on a replacement cost valuation basis, (C) include collapse during the course of construction as a covered peril, including for defective materials and methods and faulty design or workmanship), and (D) include coverage for delayed completion/opening. All Builder’s Risk coverage terms and conditions are subject to Lender’s approval and must meet all conditions of clauses (i) – (vi) above as applicable.

(viii)        Commercial general liability insurance, including terrorism, for bodily injury, death and property damage and contractual liability in an amount of not less than the greater of (A) $1,000,000 per occurrence and $2,000,000 in the aggregate, per location or (B) the highest amount of coverage required to be carried by Grantor under the terms of any Major Lease or other contractual obligation, with a maximum deductible or self-insured retention of $10,000;

(ix)           Commercial automobile liability insurance, if the Secured Property involves the business use of any cars, trucks or vans, in an amount not less than a combined single limit of $1,000,000 each accident to include any auto or at a minimum all owned and non-owned autos;

(x)            Umbrella or excess liability insurance consistent with the terms of the coverage carried pursuant to clauses (viii) and (ix) in an amount of not less than the greater of (A) $5,000,000 per occurrence, (B) the highest amount of coverage required to be carried by Grantor under the terms of any Major Lease or other contractual obligation, or (C) such higher amount as Lender may require based on the occupancy, use or known physical (including environmental) or legal characteristics of the Secured Property, with a maximum deductible or self-insured retention of $10,000; and

(xi)           Such other insurance coverages on the Secured Property as may from time to time be required by Lender (A) by reason of changes to the known physical (including environmental) or legal characteristics of the Secured Property, or (B) with respect to mortgage loans secured by industrial real estate projects.

(b) All insurance policies required pursuant to Section 3.7(a) shall: (i) be in amounts and form to comply with all provisions of this Deed of Trust; (ii) be issued by companies satisfactory to Lender with a minimum A.M. Best Financial Strength rating of “A-“ and Financial Size Category of “VIII”; (iii) be for a policy term of not less than one year and paid in accordance with the carrier’s customary payment terms; (iv) name Grantor (with proper legal name) as Named Insured, Additional Named Insured or Additional Insured; and (v) only contain exclusions to coverage that are acceptable to Lender.

(c) All insurance policies required pursuant to clauses (i)—(vii) of Section 3.7(a) shall include: (i) a standard non-contributory mortgagee’s clause naming Lender as first mortgagee; (ii) lender’s loss payable endorsement for rent loss or business interruption insurance; (iii) either an agreed amount endorsement (to avoid the operation of any coinsurance provisions) or a waiver of any coinsurance or similar provisions, and (iv) a provision requiring not less than ten (10) days’ prior written notice to Lender of any nonrenewal or cancellation for non-payment of premium and not less than thirty (30) days’ prior written notice of cancellation for any other reason.

(d) All insurance policies required pursuant to clauses (viii)—(x) of Section 3.7(a) shall: (i) name Lender as an additional insured, (ii) be written on an occurrence basis form, and (iii) require the carrier to endeavor to provide not less than ten (10) days’ prior written notice to Lender of any nonrenewal or cancellation for non-payment of premium and not less than thirty (30) days’ prior notice of cancellation for any other reason.

(e) The insurance policies required in Section 3.7(a) may be satisfied by individual policies covering only the Secured Property or by blanket policies covering the Secured Property and other locations. If blanket policies are utilized, then (i) coverage needs to be equivalent or better than coverage that would be provided on a scheduled policy, (ii) a statement of values must be provided in an electronic spreadsheet for all properties covered by the blanket property coverage limit, which shall include, at a minimum, information as to the city, state, and value for each coverage type for each location, (iii) any Margin Clause, Per Location Limitation of Liability provision or similar clause tying the property coverage limit to a reported value must not reduce coverage on the Secured Property to less than one hundred percent (100%) of its insurable replacement value, (iv) the full blanket limit(s) must be reinstated following any loss, (v) if a layered policy program is utilized, all layers must coordinate to eliminate any gaps in coverage, and (vi) coverage may only include properties owned by Grantor and its affiliates.

(f) The following evidence of the required property coverage shall be delivered to Lender at least fifteen (15) days prior to the current policy expiration: (i) a complete copy of the insurance policy, including all policy forms and endorsements; or (ii) an ACORD 28 (2003 version providing all of the rights and privileges of the policy), or a similar proprietary version. If (i) or (ii) cannot be provided prior to the current policy expiration, an ACORD 28 (Information Only version), or a similar proprietary version or an ACORD 75 Binder that includes all insurance requirements listed above, will be accepted temporarily until a complete copy of the policy can be provided, but no later than the Binder expiration or ninety (90) days, whichever is earlier.

(g) The following evidence of the required liability coverage shall be delivered to Lender at least fifteen (15) days prior to the current policy expiration: (i) a complete copy of the insurance policy, including all policy forms and endorsements; or (ii) an ACORD 25 Certificate of Liability Insurance, in addition to the required Additional Insured endorsements. If (i) or (ii) cannot be provided prior to the current policy expiration, an ACORD 25 Certificate of Liability Insurance, or similar proprietary form or an ACORD 75 Binder that includes all insurance requirements above will be accepted temporarily until a complete copy of the policy or the required endorsements can be provided, but no later than the Binder expiration or ninety (90) days, whichever is earlier.

(h) If property or liability coverage is provided via a multi-year policy, new certificates of insurance must be provided annually during the interim years of the policy and must note all current coverage limits and/or changes to coverage on the Secured Property since policy inception.

3.8            Insurance Premium Payment by Lender, Use of Proceeds.

(a) In the event Grantor fails to make the Insurance Deposits as required by Section 3.3, or if such Insurance Deposits have been waived, upon Lender’s receipt of written notice (i) of an unpaid and overdue Insurance Premium; (ii) of a termination or cancellation of any required insurance policy; or (iii) that a required insurance policy is not to be renewed and Grantor fails to provide replacement coverage at least fifteen (15) days prior to the termination of existing coverage, Lender may, at its option, procure and substitute another policy of insurance in the amount required pursuant to the foregoing terms of this Deed of Trust with such companies as Lender may select, the cost of which shall be paid by Grantor upon demand should the amount available from the Insurance Deposits be insufficient to pay the premium therefor. All sums paid by Lender in procuring said insurance that are not promptly reimbursed by Grantor shall be additional Indebtedness and shall be immediately due and payable without notice, with interest thereon at the Default Rate from the date of such payment.

(b) In the event of any damage to or destruction of the Improvements or any part thereof, Grantor shall promptly notify Lender and take such action necessary to preserve the undamaged portion of the Improvements. Grantor shall obtain Lender’s prior written consent to the settlement of any claim with respect to the Proceeds of any insurance in excess of $250,000. If, at the time of such damage or destruction,

(i)            no Event of Default is in existence and no event shall have occurred as of such date which, with the passage of time, the giving of notice or both, would constitute an Event of Default;

(ii)           the damage is such that it can be reasonably repaired within the time provided in the Major Leases (or Grantor has otherwise procured written waivers or adjustments from such tenants to conform with the timing of such completion), or Grantor obtains written commitments in form and substance reasonably satisfactory to Lender from tenants to lease space, upon completion of repairs, in the Secured Property at aggregate rentals equal to or exceeding the debt service of the Loan and the general operating expenses of the Secured Property;

(iii)          the Real Estate and/or Improvements can be restored to the condition at least equal to the condition in which they existed immediately prior to the date of such damage (with any post-closing improvements included in such Restoration (as defined in this Section 3.8)); and

(iv)          if required by Lender, a satisfactory report addressed to Lender from an environmental engineer or other qualified professional satisfactory to Lender certifies that no adverse environmental impact to the Secured Property has resulted from the casualty;

then, any Proceeds paid to Lender in connection with such damage or destruction, after deducting therefrom any third party out of pocket expenses, including, without limitation reasonable outside attorneys’ fees, incurred by Lender in protecting the undamaged portion of the Improvements and in the collection of the Proceeds (the “Collection Expenses”), shall be applied to the cost of restoring, repairing, replacing or rebuilding (herein generally called “Restoration”) the Real Estate and/or Improvements or any part thereof as set forth in Section 3.10.

Otherwise, in Lender’s sole discretion, all Proceeds, less Collection Expenses, shall be applied: (A) to the installments of the Indebtedness in the inverse order of their maturity; or (B) to the cost of Restoration as set forth in Section 3.10.

(c) If Lender applies the Proceeds to the installments of the Indebtedness in the inverse order of their maturity, and provided no Event of Default is in existence, no premium or fee shall be payable in connection with any prepayment of the Indebtedness from the Proceeds. In addition, if the Proceeds are applied to the Indebtedness pursuant to the preceding sentence, and provided no Event of Default is in existence, Grantor may, at its option, pay the remaining Indebtedness in full (but not in part) without a premium or fee at any time within one hundred eighty (180) days after the date of such application.

3.9            Condemnation.

(a) Grantor shall give Lender prompt notice of any proceedings, instituted or threatened, seeking condemnation or taking by eminent domain or any like process (a “Taking”) of all or any part of the Real Estate or Improvements including any easement thereon or Appurtenances (including severance of, consequential damage to or change in grade of streets), and shall deliver to Lender copies of any and all papers served in connection with any such proceeding.

(b) Grantor hereby assigns, transfers and sets over unto Lender the entire Proceeds of any and all awards resulting from any Taking. Lender is hereby authorized to collect and receive from the condemnation authorities the entire Proceeds and is further authorized to give appropriate receipts and acquittances therefor.

(c) In the event of any such Taking, any and all such Proceeds shall be applied, after deducting therefrom any Collection Expenses, in Lender’s sole discretion but subject to the further terms of this Section 3.9, to: (i) the installments of the Indebtedness in the inverse order of their maturity; or (ii) the cost of Restoration pursuant to Section 3.10.

(d) If (i) the Proceeds of any Taking exceed the greater of (A) $1,000,000; or (B) 5% of the then value of the affected Secured Property (as determined by an M.A.I. Appraisal obtained by Lender at the cost and expense of Grantor) but are less than the outstanding Indebtedness under the Loan as of the date of such Taking and are received at least one year prior to the Maturity Date; (ii) the requirements stated in Sections 3.8(b)(i), (ii) and (v) above are satisfied; and (iii) in Lender’s reasonable judgment, the remainder of the Secured Property can be operated (A) as an economically viable project at substantially the same level of operations which existed immediately prior to the Taking; and (B) at the functional equivalent of its condition (considering, without limitation, the effect of the Taking on the remaining leasable area, parking and access) prior to the Taking (the “Viability Requirements”); then, such Proceeds, after deducting therefrom the Collection Expenses, shall be applied to the cost of Restoration pursuant to Section 3.10.

(e) If (i) the Proceeds of any Taking do not exceed the greater of (A) $1,000,000; or (B) 5% of the then value of the affected Secured Property (as determined by an M.A.I. Appraisal obtained by Lender at the cost and expense of Grantor); (ii) no Event of Default is in existence on the date of such Taking and no event shall have occurred as of such date which, with the passage of time, the giving of notice or both, would constitute an Event of Default; and (iii) the Viability Requirements are met; then, such Proceeds, after deducting therefrom the Collection Expenses, shall be applied to the cost of Restoration pursuant to Section 3.10.

(f) If Lender applies the Proceeds to the installments of the Indebtedness in the inverse order of maturity, and provided no Event of Default is in existence and no event shall have occurred as of such date which, with the passage of time, the giving of notice or both, would constitute an Event of Default, no premium or fee shall be payable in connection with any prepayment of the Indebtedness from the Proceeds. In addition, if the Proceeds are applied to the Indebtedness because Lender has determined that the Viability Requirements have not been satisfied, and provided no Event of Default is in existence and no event shall have occurred as of the date of prepayment of the remaining Indebtedness in full which, with the passage of time, the giving of notice or both, would constitute an Event of Default, Grantor may, at its option, pay the remaining Indebtedness in full (but not in part) without a premium or fee at any time within one hundred eighty (180) days after the date of such application.

(g) Notwithstanding anything contained herein to the contrary, in the event that the Taking is, in the opinion of a licensed reputable contractor and engineer selected by Grantor and reasonably approved by Lender, of such a nature that the Real Estate and the Improvements will not require Restoration, all Proceeds, after deducting therefrom the Collection Expenses, shall be paid as follows: (A) if Proceeds are equal to or less than One Hundred Fifty Thousand Dollars ($150,000.00) in the aggregate, to Grantor for its use and enjoyment, subject to the terms of the Loan Documents, and (B) if Proceeds are greater than One Hundred Fifty Thousand Dollars ($150,000.00) in the aggregate, to Lender, which shall be applied to installments of Indebtedness in the inverse order of their maturity, and provided no Event of Default is in existence, no premium or fee shall be payable in connection with any prepayment of the Indebtedness from the Proceeds.

3.10         Restoration Using Proceeds.

(a) In the event Lender elects (or is required hereby) to make any Proceeds available for Restoration, Grantor shall complete, in form and with supporting documentation reasonably required by Lender, an estimate of the cost to repair or to restore the Real Estate and Improvements to a condition substantially equal to the condition in which they existed prior to such damage, destruction or Taking, free from any security interest in, lien or encumbrance on, or reservation of title to, such Real Estate and Improvements.

(b) If the amount required to complete Restoration exceeds $250,000, then the Proceeds and, if applicable, other amounts payable by Grantor necessary to complete Restoration shall be held by Lender or, if Lender so desires, a disbursing agent selected by Grantor and acceptable to Lender and may be invested using Grantor’s taxpayer identification number in an interest bearing account mutually acceptable to Grantor and Lender. The reasonable costs and expenses of administering disbursements shall be paid by Grantor form Proceeds. In the event the amount of the Proceeds are insufficient to cover the cost of Restoration, Grantor shall pay to Lender within ten (10) business days following written demand, the cost of Restoration in excess of the Proceeds, such excess to be held by Lender with the Proceeds.

(c) If the amount required to complete Restoration is $250,000 or less, then the Proceeds may be delivered directly to Grantor and shall be applied by Grantor to the cost of Restoration. Grantor shall complete such Restoration in a timely and workmanlike manner, free from any security interest in, mechanics’ or materialmen’s lien or encumbrance on, or reservation of title to, the Real Estate and Improvements.

(d) Subject to Lender’s right to limit the number of disbursements, the Proceeds shall be disbursed from time to time upon Lender’s receipt of architect’s certificates, waivers of lien, contractor’s sworn statements and such other evidence as Lender or any disbursing agent may reasonably require to verify the cost and fact of the completion of the work included in said disbursement. Under no circumstances shall any portion of the Proceeds be released until Lender has been reasonably assured that the Proceeds remaining after the requested disbursement will be sufficient to complete Restoration. No payment of Proceeds made prior to the final completion of Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time. Any Proceeds remaining after Restoration shall be applied against the installments of Indebtedness in the inverse order of their maturity. In the event Lender elects (or is required hereby) to make any Proceeds available for Restoration, Grantor shall complete, in form and with supporting documentation reasonably required by Lender, an estimate of the cost to repair or to restore the Real Estate and Improvements to the condition at least equal to the condition in which they existed prior to such damage, destruction or Taking, free from any security interest in, lien or encumbrance on, or reservation of title to, such Real Estate and Improvements.

3.11            Restrictions on Transfer. The terms, conditions and agreements set forth in this Section are subject to the terms of that certain Agreement Regarding Second Funding, Permitted Releases, Substitutions and Transfers (“Agreement Regarding Permitted Releases”) executed and delivered in connection with the Loan. In the event of a conflict between the terms of this Deed of Trust and the Agreement Regarding Permitted Releases, the terms of the Agreement Regarding Permitted Releases shall control.

(a) Without the prior written consent of Lender:

(i) Grantor shall not create, effect or consent to, nor shall Grantor suffer or permit, any transfer, assignment, collateral assignment, lien, pledge, mortgage, security interest or other hypothecation, encumbrance or alienation (or any agreement to do any of the foregoing) (the foregoing being herein collectively, called a “Transfer”) of the Secured Property, or any interest therein or title thereto (excepting, however, the sale or other disposition of Collateral (as defined in Section 7.1) no longer useful in connection with the operation of the Secured Property (“Obsolete Collateral”); provided, however, that prior to the sale or other disposition of Obsolete Collateral, such Obsolete Collateral shall have been replaced by Collateral of at least equal value and utility which is subject to the first and prior lien of this Deed of Trust, and further provided that nothing herein shall affect Grantor’s rights with respect to Contested Liens;

(ii) Grantor shall not fail to pay when the same shall become due all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a lien on the Real Estate or Improvements or on the Rents arising therefrom except as permitted under Section 3.5;

(iii) if Grantor is a land trustee (“Trustee Borrower”), any beneficiary of Grantor shall not Transfer such beneficiary’s beneficial interest in Grantor, it being specifically agreed that such beneficiary may not obtain mezzanine financing secured by beneficiary’s beneficial interest or otherwise;

(iv) subject to the provisions of subsection (d) below and the Agreement Regarding Permitted Releases, upon the Transfer, if Grantor or any beneficiary of a Trustee Borrower is a corporation or limited liability company, any shareholder of such corporation or member of such limited liability company shall not Transfer any such shareholder’s shares of such corporation or member’s membership interest in such limited liability company (provided, however, that if such corporation is a corporation whose stock is publicly traded on a national securities exchange or on the “Over The Counter” market, this subsection (iv) shall be inapplicable), it being specifically agreed that any such shareholder or member may not obtain mezzanine financing secured by such shareholder’s shares or member’s membership interest or otherwise;

(v) subject to the provisions of subsection (d) below and the Agreement Regarding Permitted Releases, upon the Transfer, if Grantor or any beneficiary of a Trustee Borrower is a partnership or joint venture, any general partner of such partnership or joint venturer of such joint venture shall not Transfer any such general partner’s interest in such partnership or joint venturer’s interest in such joint venture, it being specifically agreed that any such general partner or joint venturer may not obtain mezzanine financing secured by such partner’s partnership interest or joint venturer’s joint venture interest or otherwise; or

(vi) subject to the provisions of subsection (d) below and the Agreement Regarding Permitted Releases, upon the Transfer, there shall not be any change in control (by way of Transfers of stock ownership, membership interests, partnership interests or otherwise) in any corporation, limited liability company or partnership constituting or included within Grantor which directly or indirectly controls any corporation, limited liability company or partnership constituting or included within Grantor that results in a change in the identity of the Person(s) in control of such entity.

(b) The foregoing provisions of this Section 3.11 shall not apply (i) to liens securing the Indebtedness; (ii) to the lien of current Taxes not in default; or (iii) the Leases. The provisions of this Section 3.11 shall be operative with respect to, and shall be binding upon, any Person who, in accordance with the terms hereof or otherwise, shall acquire any part of or interest in or encumbrance upon the Secured Property, or such beneficial interest (whether stock, membership interest, partnership or joint venture interest or other beneficial interest) in Grantor or any beneficiary of a Trustee Borrower. Any waiver by Lender of the provisions of this Section 3.11 must be in writing and shall not be deemed to be a waiver of the right of Lender in the future to insist upon strict compliance with the provisions of this Section 3.11.

(c) Subject to the provisions of subsection (d) below and the Agreement Regarding Permitted Releases, upon the Transfer, without the prior written consent of Lender, of (i) all or any part of the Secured Property; or (ii) any beneficial interest in Grantor if such Transfer is prohibited by Section 3.11 above, Lender may, at its option, declare all of the sums secured by this Deed of Trust to be immediately due and payable.

(d) Notwithstanding anything contained herein to the contrary, prior written consent shall not be required for any Transfer of an interest in Grantor subject to the following conditions:

(i) Except for Transfers resulting from (A) death of any interest holder or (B) so long as EQT Exeter Real Estate Income Trust, Inc. ("Exeter RE Trust") is a non-traded REIT registered with the SEC, Transfers as a result of the issuance or Transfer of non-traded shares in Exeter RE Trust to retail investors, sixty (60) days prior written notice of such proposed Transfer shall be delivered to Lender (provided that such notice shall be required only if such Transfer results in any individually owning more than fifteen percent (15%) of the direct or indirect ownership of Grantor where such person did not own more than fifteen percent (15%) of such interests prior to such proposed Transfer), together with (1) a statement showing the current ownership of Grantor; (2) copies of the Transfer documents pursuant to which the proposed Transfer is to be effected; (3) a certification from Grantor that Grantor remains in compliance with the ERISA provisions of the Loan Documents; (4) a certification from Grantor that Grantor remains in compliance with the representations, warranties and covenants in the Loan Documents relative to Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended, and other anti-terrorism laws and regulations; and (5) any additional information reasonably requested by Lender regarding the proposed Transfer and/or transferee if, as a result of such Transfer, such transferee owns at least a fifteen percent (15%) direct or indirect interest in Grantor;

(ii) Any such proposed sale or Transfer shall not be permitted to any Person who or which on the date of the proposed Transfer is in a bankruptcy, insolvency, reorganization or any other similar court or administrative proceeding or is subject to sanctions or otherwise restricted under OFAC (as herein defined) or similar programs;

(iii) No Event of Default shall be in existence under any of the Loan Documents on the date of such proposed sale or Transfer and no event be in existence as of such date which, with the passage of time, the giving of notice or both, would constitute an Event of Default under any of the Loan Documents; provided however this provision shall not apply in connection with any Transfer that is the result of the issuance or Transfer of non-traded shares in Exeter RE Trust to retail investors, so long as Exeter RE Trust is a non-traded REIT registered with the SEC;

(iv) Any such sale or Transfer, if and when consummated, shall not release any Person from any liability or obligation to which it is otherwise liable or obligated, if any, under the terms of the Loan Documents;

(v) Grantor shall pay all of Lender’s out of pocket expenses relating to the review and/or preparation of any documentation related to the proposed Transfer, including, without limitation, the reasonable fees and expenses of Lender’s outside counsel;

(vi) After any such Transfer, EQT Exeter Operating Partnership, LP ("EQT OPLP") must continue to maintain greater than fifty percent (50%) ownership and interest in Grantor;

(vii) After such Transfer, EQT OPLP shall continue to be advised by Exeter Property Group, LLC pursuant to an advisory agreement approved by Lender; and

(viii)  After such Transfer, EQT OPLP shall continue to manage, directly or indirectly, the day-to-day operations of the Grantor.

Upon any Transfer resulting from death, Grantor shall provide written notice of such Transfer to Lender within sixty (60) days after the occurrence of such Transfer, together with all of the information and documentation required under clauses (2)-(4) of Section 3.11(d)(i), above.

(e) As used in Section 3.11(d) above and if Grantor is comprised of more than one entity, a “Transfer of an interest in Grantor” shall also include a Transfer of undivided interests in the Secured Property to other entities comprising Grantor, subject to the same qualifications and limitations, and satisfaction of the same requirements, set forth in Section 3.11(d) with respect to Transfers of beneficial interests in entities.

3.12          Lender’s Dealings with Transferee.

In the event Lender gives its written consent to a Transfer, whether by operation of law, voluntarily or otherwise, Lender shall be authorized and empowered to deal with the any Person to whom the Secured Property or any part thereof shall have been transferred with regard to the Secured Property, the Indebtedness and any of the terms or conditions of this Deed of Trust as fully and to the same extent as it might with the original Grantor, without in any way releasing or discharging the original Grantor from any of its covenants under this Deed of Trust except as provided in the Agreement Regarding Permitted Releases.

3.13          Change in Tax Laws.

In the event of any change in, or change in the interpretation of, any applicable law regarding (a) the taxation of mortgages, deeds of trust or other security instruments or the debts secured thereby; or (b) the manner in which such taxes are collected, which change adversely affects Lender, this Deed of Trust or any other Loan Document or the Indebtedness, Grantor shall promptly pay any such tax and otherwise compensate Lender to the extent of such detriment; provided, however, that if Grantor fails to make such payment or if any such law prohibits Grantor from making such payment, Lender may elect, by notice in writing given to Grantor, to declare all of the Indebtedness secured hereby to be and become due and payable, without any prepayment premium or fee, within ninety (90) days from the giving of such notice.

3.14          Inspection of Secured Property.

Grantor hereby grants to Lender, its agents, employees, consultants and contractors the right to enter upon the Secured Property upon reasonable prior notice (except in the case of emergencies) for the purpose of making any and all inspections, reports, tests, inquiries and reviews as Lender (in its sole and absolute discretion) deems reasonably necessary to assess the then current condition of the Secured Property or for the purpose of performing any other acts which Lender is authorized to perform under this Deed of Trust or under the Environmental Indemnification Agreement executed by Grantor in connection with the Loan (the “Environmental Indemnification Agreement”). Grantor will reasonably cooperate with Lender to facilitate each such entry and the accomplishment of such purposes.

3.15          Operating and Financial Statements.

Grantor shall deliver or cause to be delivered the following documents to Lender:

(a)	Within 120 days after December 31st in each fiscal year of Grantor during the term of the Loan (whether such fiscal year is a calendar year or otherwise), (i) annual operating statements showing all elements of income and expense of the Secured Property dated as of the last day of such period; and (ii) a current rent roll for the Secured Property;

(b)	Within 120 days after the end of each fiscal year of Grantor, annual financial statements (consisting of a balance sheet and an income and expense statement) for Grantor;

(c)	Within 120 days after the end of each fiscal year of Grantor, annual financial statements (consisting of a balance sheet and an income and expense statement) for any tenant under a Lease that provides that such tenant may self-insure on any insurance otherwise required to be obtained by Grantor under this Deed of Trust;

(d)	Upon written request from Lender, any financial statements actually received by Grantor from any tenant under a Major Lease (to the extent not precluded by the terms of such Major Lease and so long as Lender executes a confidentiality agreement if required by any such Major Lease); and

(e)	Promptly after request therefor, such other information (financial or otherwise) concerning the Secured Property or Grantor or Grantor’s constituent entities, as Lender may reasonably request.

All such financial statements and information shall be prepared in accordance with the income tax accrual method of accounting consistently applied or in another manner approved by Lender, shall otherwise be satisfactory to Lender and shall be certified by an authorized person, member, partner or officer of Grantor, approved by Lender.

3.16          Declaration of Subordination.

At the option of Lender, this Deed of Trust shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any Award) to any and all Leases of all or any part of the Secured Property upon the execution by Lender and recording thereof, at any time hereafter and in the appropriate official records of the county wherein the Real Estate is situated, of a unilateral declaration to that effect.

3.17          Usury.

This Deed of Trust and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by applicable laws. It is expressly stipulated and agreed to be the intent of Grantor and Lender to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the Indebtedness. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Indebtedness, or if Lender's exercise of the option to accelerate the maturity of the Indebtedness, or if any prepayment of the Indebtedness results in the payment of any interest in excess of that permitted by law, then it is the express intent of Grantor and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of the Note (or, if the Note and all of such other Indebtedness have been paid in full, refunded), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, for the use, forbearance, detention, taking, charging, receiving or reserving on the Indebtedness shall, to the extent permitted by applicable laws, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the rate or amount of interest on account of such Indebtedness does not exceed the usury ceiling from time to time in effect and applicable thereto for so long as debt is outstanding under the Indebtedness. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the maximum rate ("Maximum Rate") payable on the Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303. To the extent federal law permits Lender to contract for, charge or receive a greater amount of interest, Lender will rely on federal law instead of such article, as amended, for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Rate under such article, as amended, or under other applicable law by giving notice, if required, to Grantor as provided by applicable law now or hereafter in effect. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

3.18          Lease Obligations.

(a) As further security for the payment of the Indebtedness, Grantor has, pursuant to this Deed of Trust and by separate Assignment of Rents and Leases of even date herewith, sold, transferred and assigned to Lender, its successors and assigns, all of Grantor’s right, title and interest, as landlord, in, to and under the Leases.

(b) The following definitions shall be applicable to all Leases of the Secured Property now or hereafter existing:

(i) “Major Leases”: Leases in the Secured Property that demise 200,000 square feet or more, together with all extensions, renewals, amendments, modifications, replacements and substitutions therefor; provided, however, a replacement or substitution for a Major Lease shall in turn be deemed a “Major Lease” only if such replacement or substitution demises 200,000 square feet or more. As of the date hereof, the following Leases constitute Major Leases:

NAME OF TENANT	TOTAL SQUARE FOOTAGE

GAF Energy LLC	449,642 square feet

(ii) “Minor Leases”: Leases that are not Major Leases; provided, however, if any Minor Lease, after modification, meets the definition of a Major Lease, such Minor Lease shall thereupon become a Major Lease.

(c) Grantor shall be responsible for the payment of all fees and expenses of Lender’s outside counsel in the event Lender, in its reasonable sole discretion, shall determine that the assistance of outside counsel is necessary or appropriate.

(d) Grantor covenants and agrees to keep, observe and perform and to require all tenants of the Secured Property to keep, observe and perform, in all material respects, the covenants, agreements and provisions of any present or future Leases of the Secured Property on their respective parts to be kept, observed and performed.

(e) Grantor expressly covenants and agrees that if Grantor, as landlord under the Major Leases fails to perform and fulfill any material term, covenant, condition or provision in any Major Lease on its part to be performed or fulfilled, at the times and in the manner provided in such Major Lease beyond any applicable notice and cure period in such Major Lease and the tenant under such Major Lease has provided written notice to Lender of such breach and/or is exercising any of tenant’s remedies under such Major Lease; then, upon the occurrence of any such breach, at the option of Lender, and with written notice to Grantor, an Event of Default shall be deemed to have occurred hereunder and at the option of Lender, all unpaid Indebtedness secured by this Deed of Trust shall, notwithstanding anything in the Note, this Deed of Trust or the other Loan Documents to the contrary, become due and payable as in the case of other Events of Default.

3.19          Environmental Compliance.

Grantor hereby agrees to comply and cause all tenants of the Secured Property to comply with any and all federal, state or local laws, rules and regulations relating to environmental protection including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 and such other legislation, rules and regulations as are in or may hereafter come into effect and apply to Grantor, Lender, the Loan or the Secured Property or any occupants thereof, whether as lessees, tenants, licensees or otherwise.

3.20          Further Assurances.

(a) Grantor shall do all acts necessary to keep valid and effective the liens and security interests created by this Deed of Trust and the security intended to be afforded by the Loan Documents and to carry into effect their objectives.

(b) Without limiting the generality of the foregoing, Grantor will promptly and, insofar as not contrary to applicable law, at Grantor’s expense, execute, record, rerecord, file and refile in such offices, at such times and as often as may be necessary, this Deed of Trust, additional mortgages, security agreements and every other instrument in addition to or supplemental hereto, including applicable financing statements, continuation statements, affidavits or certificates as may be necessary to create, perfect, maintain, continue, extend and/or preserve the liens, encumbrances and security interests intended to be granted and created in and by the Loan Documents and the rights and remedies of Lender and Grantor thereunder. Upon written request of Lender, Grantor shall promptly supply evidence of fulfillment of the foregoing acts and further assurances.

3.21          Change of Name, Identity or Structure.

Except as may be expressly set forth in this Deed of Trust, without giving Lender at least thirty (30) days prior written notice, Grantor shall not change: (a) its jurisdiction of organization; (b) the location of its place of business (or chief executive office if more than one place of business); or (c) its name or identity (including its trade name or names). In addition, if Grantor is an entity, Grantor shall not change its structure or legal status without first obtaining the prior written consent of Lender.

3.22          Future Advance.

This Deed of Trust is given to secure not only the Indebtedness but also future advances (whether obligatory or to be made at the option of Lender, or otherwise) made by Lender, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust. The total amount of indebtedness that may be so secured may decrease or increase from time to time, but all indebtedness secured hereby shall in no event exceed an amount equal to $219,200,000 (two [2] times the original principal amount of the Note, as stated above).

3.23          Management of Secured Property.

The Secured Property shall be managed in a first-class manner by either: (a) Grantor or an entity affiliated with Grantor and approved by Lender; or (b) a professional property management company approved by Lender. The management of the Secured Property by a Grantor-affiliated entity or a professional property management company (in either case, a “Manager”) shall be pursuant to a written agreement approved by Lender (the “Management Agreement”). In no event shall any Manager be removed or replaced or the terms of any Management Agreement materially modified or materially amended without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

3.24          OFAC.

(a)            None of Grantor, Guarantor (if any), or any director, officer, trustee, manager, employee, partner, member, shareholder or beneficiary of Grantor or Guarantor is a Prohibited Person and, during the term of the Loan, no such Person shall become a Prohibited Person. Grantor will not, directly or indirectly, use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture, partner or other Person (i) to fund any activities or business of or with any Prohibited Person, (ii) to fund any activities or business in any country or territory that is, or whose government is, the subject of Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person. “Sanctions” means sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State or any other statute, regulation or executive order restricting or prohibiting the transaction of business with any Person, group of Persons or nation. “Prohibited Person” means any Person with whom Lender is restricted or prohibited from doing business by OFAC or any Sanctions, including, but not limited to, those Persons named on OFAC’s Specially Designated Nationals and Blocked Persons List.

(b)            In connection with any proposed sale or Transfer of a direct or indirect interest in Grantor, Grantor shall provide Lender with such information as Lender may request to perform OFAC searches with respect to the proposed transferee(s) of such interest(s).

3.25          Indemnification.

Without limiting Grantor’s obligations set forth in other Sections of this Deed of Trust, Grantor shall indemnify, defend and hold Lender harmless from and against any and all liabilities, obligations, claims, actions, suits, costs, damages, losses, penalties, fines and expenses (including, but not limited to, all attorneys’ fees) incurred by Lender (the “Indemnified Liabilities”) arising out of, by reason of, in connection with or otherwise related to: (a) any action or claim of a third party related to Grantor, the Loan Documents or the Secured Property; (b) any action by Lender to enforce or preserve any rights under the Loan Documents or to the Secured Property; or (c) any accident, injury, death, or damage to any person or property occurring in, on, about, or in connection with the Secured Property; provided, however, Grantor shall have no obligation under this Section to the extent that the Indemnified Liabilities arise out of the gross negligence or willful misconduct of Lender.

3.26          Replacement of Prior Lien.

To the extent there is a lien on the Secured Property securing obligations that are to be satisfied out of the proceeds of the Loan, the security interest and lien granted in this Deed of Trust shall constitute a replacement of such lien.

ARTICLE FOUR

EVENTS OF DEFAULT

4.1            Defaults.

It shall constitute an event of default (“Event of Default”) of and under this Deed of Trust and, at the option of Lender, under the other Loan Documents, if any of the following events shall occur:

(a) Grantor shall fail to perform on the dates or within the times required any of the Indebtedness, including the payment of principal and/or interest under the Note, within any applicable grace and/or notice period expressly provided in the Loan Documents;

(b) Grantor shall fail to timely observe, perform or discharge any of the non-monetary Obligations, other than a non-monetary obligation described in any other clause in this Article Four, and any such failure shall remain uncured for thirty (30) days or such lesser period as may be otherwise specified in the applicable Loan Document (the “Grace Period”) after notice to Grantor of the occurrence of such failure; provided, however, if: (i) such default cannot reasonably be cured within such Grace Period but can be cured within ninety (90) days; (ii) no lien or security interest created by the Loan Documents shall be impaired prior to the anticipated completion of such cure; and (iii) Lender’s immediate exercise of any remedies provided in this Deed of Trust or by law is not necessary for the protection or preservation of the Secured Property or Lender’s security interest therein or lien thereon, and Grantor shall immediately commence and diligently pursue the cure of such default, then the applicable Grace Period shall be extended up to ninety (90) days in order for Grantor to effect such cure;

(c) Grantor, as landlord or sublandlord, as the case may be, shall assign or otherwise encumber the Rents or any interest therein without first obtaining the written consent of Lender;

(d) Grantor shall, after the expiration of all applicable grace or cure periods, default or be in default under any agreement, other than the Loan Documents, which (i) is secured by a lien on the Secured Property that is junior and subordinate to this Deed of Trust (regardless of whether such lien was obtained with the prior written consent of Lender); (ii) is secured by a lien on the respective interests of the general partner of Grantor (regardless of whether such lien was obtained with the prior written consent of Lender); or (iii) as a result of such default, subjects the Secured Property to any mechanics’, materialmen’s or other lien or claim of lien, other than a lien that constitutes a Contested Lien pursuant to Section 3.5 above;

(e) Should any representation or warranty made by Grantor in, under or pursuant to any of the Loan Documents be false or misleading in any material respect as of the date on which such representation or warranty was made or deemed remade;

(f) Should any of the Loan Documents cease to be in full force and effect or be declared null and void, or cease to constitute valid and subsisting liens and/or valid and perfected security interests in, to or upon the Secured Property as a result of any act or omission of Grantor;

(g) Should any violation of Section 3.11 occur or should any other event occur which, under the terms of the Loan Documents, would permit Lender to accelerate the maturity of the Indebtedness;

(h) Should Grantor fail at any time to satisfy the requirements of Section 3.7 and such failure shall continue for fifteen (15) days after written notice thereof;

(i) Should any Liable Party (as defined in the Note) (A) generally not pay its debts as they become due; (B) admit in writing its inability to pay its debts; or (C) make a general assignment for the benefit of creditors;

(j) Should any Liable Party commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it and its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking to have an order for relief entered against it as debtor, or seeking appointment of a receiver for it or for all or any substantial part of its property (collectively, a “Proceeding”);

(k) Should any Liable Party take an action to authorize in writing any of the actions set forth above in subsections (i) or (j) of this Section 4.1;

(l) Should any Proceeding be commenced against any Liable Party, and such Proceeding result in the entry of an order for relief against it which is not fully stayed within thirty (30) days after the entry thereof or remain undismissed for a period of sixty (60) days;

(m) Should (i) a final judgment, other than a final judgment in connection with any condemnation, including any judgment or other final determination of any contest permitted by Section 3.5 of this Deed of Trust, be entered against Grantor that adversely affects the validity, enforceability or priority of the liens or security interests created in and by this Deed of Trust, or the other Loan Documents, or both; or (ii) execution or other final process issue on any judgment with respect to the Secured Property, and Grantor shall fail to discharge the same, or provide for its discharge in accordance with its terms, or procure a stay of execution thereon in any event within thirty (30) days from entry, or should Grantor not within such period, or such longer period during which execution on such judgment shall have been stayed, appeal therefrom or from the order, decree or process upon or pursuant to which such judgment shall have been entered and cause its execution to be stayed during such appeal, or if on appeal, such order, decree or process shall be affirmed and Grantor shall not discharge such judgment or provide for its discharge in accordance with its terms within thirty (30) days after the entry of such order or decree of affirmation, or if any stay of execution on appeal is released or otherwise discharged; or

(n) An Event of Default shall occur under any of the other Mortgages (as defined in the Note).

ARTICLE FIVE

REMEDIES

If an Event of Default shall occur, Lender may exercise any one or more of the following remedies and shall, in addition to any other rights, have the following related rights, without notice (unless notice is required by applicable laws):

5.1            Acceleration.

Upon the occurrence of an Event of Default, Lender shall have the option of declaring all Indebtedness in its entirety to be immediately due and payable, and the liens and security interests evidenced hereby shall be subject to foreclosure in any manner provided for herein or provided for by applicable law as Lender may elect.

5.2            Possession.

Upon the occurrence of an Event of Default, or any event or circumstance which, with the lapse of time or the giving of notice, or both, would constitute a Default hereunder, Lender is authorized prior or subsequent to the institution of any foreclosure proceedings to enter upon the Secured Property, or any part thereof, and to take possession of the Secured Property and of all books, records and accounts relating thereto and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection or preservation of the Secured Property, including the right to rent the same for the account of Grantor and to deduct from such rents all costs, expenses and liabilities of every character incurred by Lender in collecting such rents and in managing, operating, maintaining, protecting or preserving the Secured Property and to apply the remainder of such rents to the Indebtedness in such manner as Lender may elect in its sole discretion. All such costs, expenses and liabilities incurred by Lender in collecting such rents and in managing, operating, maintaining or preserving the Secured Property, if not paid out of rents as herein above provided, shall constitute a demand obligation owing by Grantor and shall be subject to and covered by Section 5.15 hereof. If necessary to obtain the possession provided for above, Lender may invoke any and all legal remedies to dispossess Grantor, including, without limitation, one or more actions for forcible entry and detainer, trespass to try title and restitution. In connection with any action taken by Lender pursuant to this Paragraph, Lender shall not be liable for any loss sustained by Grantor resulting from any failure to rent the Secured Property, or any part thereof, or from any other act or omission of Lender in managing the Secured Property unless such loss is caused by the willful misconduct and bad faith of Lender, nor shall Lender be obligated to perform or discharge any obligation, duty or liability under any Lease covering the Secured Property or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder. Grantor shall and does hereby agree to indemnify Lender for, and to hold Lender (which shall include the directors, officers, partners, employees, representatives, attorneys, and agents of Lender and any persons or entities owned or controlled by, owning or controlling or under common control or affiliated with Lender) harmless from, any and all liability, loss or damage which may or might be incurred by Lender under any Lease or under or by reason of this Deed of Trust or the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease. Should Lender incur any such liability, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be subject to and covered by Section 5.15 hereof. Nothing in this Section shall impose any duty, obligation or responsibility upon Lender for the control, care, management or repair of the Secured Property, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make Lender responsible or liable for any waste committed on the Secured Property by the tenants or by any other parties or for any dangerous or defective condition of the Secured Property, or for any negligence in the management, upkeep, repair or control of the Secured Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Grantor hereby assents to, ratifies and confirms any and all actions of Lender with respect to the Secured Property taken under this Section and agrees that the foregoing indemnity shall not terminate upon release, foreclosure or other termination of this Deed of Trust.

5.3            Foreclosure.

Upon the occurrence of an Event of Default, Trustee, his successor or substitute, is authorized and empowered and it shall be his special duty at the request of Lender to sell the Secured Property or any part thereof situated in the State of Texas at the courthouse of any county in the State of Texas in which any part of the Secured Property is situated, at public venue to the highest bidder for cash. The sale shall take place at such area of the courthouse as shall be properly designated from time to time by the commissioners court (or, if not so designated by the commissioners court, at the courthouse door) of the specified county, between the hours of 10 o'clock a.m. and 4 o'clock p.m. (the commencement of such sale to occur within three hours following the time designated in the hereinafter described notice of sale as the earliest time at which such sale shall occur, if required by applicable laws) on the first Tuesday in any month after having given notice of such sale at least twenty-one (21) days before the day of sale of the time, place and terms of said sale (including the earliest time at which such sale shall occur) in accordance with the statutes of the State of Texas then in force governing sales of real estate under powers conferred by deeds of trust. Notice of a sale of all or part of the Secured Property by Trustee shall be given by posting written notice thereof at the courthouse door (or other area in the courthouse as may be designated for such public notices) of the county in which the sale is to be made, and by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made at least twenty-one (21) days preceding the date of the sale, and if the Secured Property to be sold is in more than one county, a notice shall be posted at the courthouse door and filed with the county clerk of each county in which the Secured Property is situated. In addition, Lender shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on Grantor and each debtor obligated to pay the Indebtedness or any portion thereof according to the records of Lender. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid certified mail wrapper, properly addressed to Grantor and each such debtor at the most recent address as shown by the records of Lender, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. Any sale made by Trustee hereunder may be as an entirety or in such parcels as Lender may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale by Trustee of less than the whole of the Secured Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Secured Property shall be sold; and, if the proceeds of such sale of less than the whole of the Secured Property shall be less than the aggregate of the Indebtedness and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Secured Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Secured Property but Lender shall have the right, at its sole election, to request Trustee to sell less than the whole of the Secured Property. After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser or purchasers in fee simple with general warranty of title, and shall receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as Lender may deem necessary until all of the Secured Property has been duly sold and all Indebtedness has been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of Lender, such sale shall not exhaust the power of sale hereunder and Lender shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds given by Trustee or any successor or substitute appointed hereunder as to nonpayment of the Indebtedness, or as to the occurrence of any Event of Default, or as to Lender having declared all of such Indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee or any substitute or successor, or as to the appointment of any substitute or successor Trustee, or as to any other act or thing having been duly done by Lender or by Trustee or any substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Trustee, his successor or substitute, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including, without limitation, the posting of notices and the conducting of sales, but in the name and on behalf of Trustee, his successor or substitute.

5.4            Judicial Foreclosure.

This Deed of Trust shall be effective as a mortgage as well as a deed of trust and upon the occurrence of an Event of Default may be foreclosed as to any of the Secured Property in any manner permitted by the laws of the State of Texas or of any other state in which any part of the Secured Property is situated, and any foreclosure suit may be brought by Trustee or by Lender. In the event a foreclosure hereunder shall be commenced by Trustee, or his substitute or successor, Lender may at any time before the sale of the Secured Property direct Trustee to abandon the sale, and may then institute suit for the collection of the Indebtedness, and/or for the foreclosure of this Deed of Trust. It is agreed that if Lender should institute a suit for the collection of the Indebtedness and/or for the foreclosure of this Deed of Trust, Lender may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee, his substitute or successor to sell the Secured Property in accordance with the provisions of this Deed of Trust.

5.5            Receiver.

In addition to all other remedies herein provided for, Grantor agrees that upon the occurrence of an Event of Default, or any event or circumstance which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default, Lender shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Secured Property, whether such receivership be incident to a proposed sale of the Secured Property or otherwise, and without regard to the value of the Secured Property or the solvency of any person or persons liable for the payment of the Indebtedness, and Grantor does hereby consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees not to oppose any application therefor by Lender, but nothing herein is to be construed to deprive Lender of any other right, remedy or privilege it may now have under the law to have a receiver appointed; provided, however, that the appointment of such receiver or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Lender to receive payment of the Rents pursuant to the Assignment of Rents and Leases dated of even date herewith. Any money advanced by Lender in connection with any such receivership shall be subject to and covered by Section 5.15 hereof.

5.6            Proceeds of Sale.

The proceeds of any sale held by Trustee or any receiver or public officer in foreclosure of the liens evidenced hereby shall be applied:

FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to, all court costs and charges of every character in the event foreclosed by suit, attorneys' fees and a reasonable fee to Trustee acting under the provisions of Section 5.3 if foreclosed by power of sale as provided in said paragraph, not exceeding five percent (5%) of the proceeds of such sale;

SECOND, to the payment in full of the Indebtedness (including, without limitation, the principal and interest due and unpaid on the Note, attorneys' fees and any other amounts due and unpaid and owed to Lender under this Deed of Trust) in such order as Lender may elect in its sole direction; and

THIRD, the remainder, if any there shall be paid to Grantor or to such other party or parties as may be entitled thereto by applicable law.

5.7            Lender as Purchaser.

Lender shall have the right to become the purchaser at any sale held by any Trustee or substitute or successor or by any receiver or public officer, and any Lender purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Indebtedness owing to such Lender.

5.8            Additional Remedies under the Business Code.

Upon the occurrence of an Event of Default, Lender may exercise its rights of enforcement with respect to the personal property under the Texas Business and Commerce Code, as amended, (the "Code") and in conjunction with, in addition to or in substitution for those rights and remedies:

(a) Lender may enter upon the Secured Property to take possession of, assemble and collect the Personalty or to render it unusable; and

(b) Lender may require Grantor to assemble the Personalty and make it available at a place Lender designates which is mutually convenient to allow Lender to take possession or dispose of the Personalty; and

(c) written notice mailed to Grantor as provided herein ten (10) days prior to the date of public sale of the Personalty or prior to the date after which any private sale of the Personalty will be made shall constitute reasonable notice; and

(d) any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the Secured Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Personalty hereunder as is required for such sale of the Secured Property under power of sale; and

(e) in the event of a foreclosure sale, whether made by Trustee under the terms hereof, or under judgment of a court, the Personalty and the balance of Secured Property may, at the option of Lender, be sold as a whole; and

(f)  it shall not be necessary that Lender take possession of the Personalty or any part thereof prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that the Personalty or any part thereof be present at the location of such sale; and

(g) prior to application of proceeds of disposition of the Personalty to the Indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys' fees and legal expenses incurred by Lender; and

(h) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Indebtedness or as to the occurrence of any Event of Default, or as to Lender having declared all of such Indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Lender, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

(i) Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Lender, including the sending of notices and the conduct of the sale, but in the name and on behalf of Lender.

5.9            Partial Foreclosure.

In the event of an Event of Default in the payment of any part of the Indebtedness, Lender shall have the right to proceed with foreclosure of the liens and security interests evidenced hereby without declaring the entire Indebtedness due, and in such event any such foreclosure sale may be made subject to the unmatured part of the Indebtedness; and any such sale shall not in any manner affect the unmatured part of the Indebtedness, but as to such unmatured part this Deed of Trust shall remain in full force and effect just as though no sale had been made. The proceeds of any such sale shall be applied as provided in Section 5.6 except that the amount paid under subparagraph SECOND thereof shall be only the matured portion of the Indebtedness and any proceeds of such sale in excess of those provided for in subparagraphs FIRST and SECOND (modified as provided above) shall be applied to installments of principal of and interest on the Note in the inverse order of maturity. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness.

5.10          Remedies Cumulative.

All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any of the other Loan Documents, or any part thereof, or otherwise benefiting Lender, and Trustee and Lender shall, in addition to the remedies herein provided, be entitled to avail themselves of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and resort to any remedy provided for hereunder or under any such Loan Documents or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

5.11          Resort to Any Security.

Lender may resort to any security given by this Deed of Trust or to any other security now existing or hereafter given to secure the payment of the Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Lender in its sole and absolute discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Deed of Trust.

5.12          Waiver.

To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force pertaining to the rights and remedies of sureties or providing for any appraisement, valuation, stay, extension or redemption, and Grantor, for Grantor and Grantor's heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Secured Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Indebtedness, notice of election to mature or declare due the whole of the Indebtedness and all rights to a marshaling of the assets of Grantor, including, without limitation, the Secured Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created. Grantor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Lender under the terms of this Deed of Trust to a sale of the Secured Property for the collection of the Indebtedness without any prior or different resort of collection, or the right of Lender under the terms of this Deed of Trust to the payment of such Indebtedness out of the proceeds of sale of the Secured Property in preference to every other claimant whatever. If any law referred to in this Section and now in force, of which Grantor or Grantor's heirs, devisees, representatives, successors and assigns and such other persons claiming any interest in the Secured Property might take advantage despite this Section, shall hereafter be repealed or cease to be enforced, such law shall not thereafter be deemed to preclude the application of this Section.

5.13         Delivery of Possession After Foreclosure.

In the event there is a foreclosure sale hereunder and at the time of such sale Grantor or Grantor's heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Secured Property by, through or under Grantor are occupying or using the Secured Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain an action for forcible entry and detainer of said property in the appropriate court having jurisdiction.

5.14          Tender After Acceleration

If, following the occurrence of an Event of Default and the acceleration of the Indebtedness but prior to the foreclosure of this Deed of Trust, Grantor shall tender to Lender payment of an amount sufficient to pay the entire Indebtedness, such tender shall be deemed to be a voluntary prepayment under the Note and, consequently, Grantor shall also pay to Lender any charge or premium required under the Note or any other Loan Documents to be paid in order to prepay principal and, if such principal payment is made during any period when prepayment is prohibited by this Deed of Trust, the Note or any of the other Loan Documents the applicable charge or premium shall be the maximum prepayment penalty provided for in the Note; provided, however, that in the event any amount payable under this Section is deemed interest, in no event shall such amount when added to the interest otherwise payable on the Note and the other Indebtedness exceed the maximum interest permitted under applicable law.

5.15          Expenses.

In (i) any action to foreclose the lien of this Deed of Trust or enforce any other remedy of Lender under any of the Loan Documents; or (ii) any other proceeding whatsoever in connection with any of the Loan Documents or the Secured Property in which Lender is named as a party, there shall be allowed and included, as additional indebtedness in the judgment or decree for sale resulting therefrom, all expenses paid or incurred in connection with such proceeding by or on behalf of Lender including, without limitation, attorneys’ and paralegals’ fees, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs, land and environmental survey costs, and costs (which may be estimated as to items to be expended after entry of such judgment or decree) of procuring all abstracts of title, title certificates, title searches and examinations, title insurance policies, Torrens certificates and any similar data and assurances with respect to the title to the Secured Property as Lender may deem reasonably necessary either to prosecute or defend in such proceeding or to evidence to bidders at any sale pursuant to such decree the true condition of the title to or value of the Secured Property, incurred by Lender. All expenses and fees of the foregoing nature and such expenses and fees as may be incurred in the protection of the Secured Property and the maintenance of the lien of this Deed of Trust thereon in any litigation or proceeding affecting the Loan Documents or the Secured Property, including probate and bankruptcy proceedings, proceedings to obtain a receiver, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding in connection therewith, shall upon demand of Lender be immediately due and payable by Grantor with interest thereon at the Default Rate from the date of prepayment of such expenses and fees and shall become a part of the Indebtedness secured by this Deed of Trust.

5.16          Lender's Right to Perform.

Unless otherwise provided herein, if Grantor shall at any time fail to perform or comply with any of the terms, covenants and conditions required on Grantor’s part to be performed and complied with under any of the Loan Documents or any other agreement that, under the terms of this Deed of Trust, Grantor is required to perform, Lender may, at its option and in its sole discretion:

(i) make any payments hereunder or thereunder payable by Grantor, with interest on all such payments at the Default Rate; and/or

(ii) after the expiration of any applicable Grace Period and subject to Grantor’s right to contest certain Obligations specifically granted in this Deed of Trust, perform any such other acts thereunder on part of Grantor to be performed and enter upon the Secured Property for such purpose.

5.17          No Waiver by Exercise.

The exercise of any right or remedy by Lender hereunder shall not in any way constitute a cure or waiver of any default or Event of Default hereunder or under the Loan Documents, invalidate any act done pursuant to any notice of default or prejudice Lender in the exercise of any of its rights hereunder or under the Loan Documents.

ARTICLE SIX

TRUSTEES

6.1            Successor Trustee.

Trustee may resign by an instrument in writing addressed to Lender, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Lender. In case of the death, resignation, removal or disqualification of Trustee or if for any reason Lender shall deem it desirable to appoint a substitute or successor Trustee to act instead of the herein named Trustee or any substitute or successor Trustee, then Lender shall have the right and is hereby authorized and empowered to appoint a successor Trustee, or a substitute Trustee, without formality other than appointment and designation in writing executed by Lender and the authority hereby conferred shall extend to the appointment of other successor and substitute Trustees successively until the Indebtedness has been paid in full or until the Secured Property is sold hereunder. In the event the Indebtedness is owned by more than one person or entity, the holders of not less than a majority in the amount of such Indebtedness shall have the right and authority to make the appointment of a successor or substitute Trustee provided for in the preceding sentence. Such appointment and designation by Lender or by the holder or holders of not less than a majority of the Indebtedness shall be full evidence of the right and authority to make the same and of all facts therein recited. If of Lender such appointment is executed on behalf of Lender by an officer of Lender, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the association or corporation. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Secured Property shall vest in the named successor or substitute Trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of Lender or of the successor or substitute Trustee, Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Secured Property of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

6.2            Liability and Indemnification of Trustee.

TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, TRUSTEE'S NEGLIGENCE), EXCEPT FOR TRUSTEE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder. Grantor will reimburse Trustee for, and indemnify and save him harmless against, any and all liability and expenses (including, without limitation, reasonable attorneys' fees) which may be incurred by him in the performance of his duties hereunder (Trustee shall include the directors, officers, partners, employees, representatives and agents of Trustee and any persons or entities owned or controlled by, owning or controlling or under common control or affiliated with Trustee). The foregoing indemnity shall not terminate upon release, foreclosure or other termination of this Deed of Trust.

6.3            Employment of Agents.

The Trustee, or any one acting in his stead, shall have, in his discretion, authority to employ all proper agents and attorneys in the execution of this trust and/or in the conducting of any sale made pursuant to the terms hereof, and to pay for such services rendered out of the proceeds of the sale of the Secured Property, should any be realized; and if no sale be made or if the proceeds of sale be insufficient to pay the same, then Grantor hereby undertakes and agrees to pay the cost of such services rendered to said Trustee. The Trustee may rely on any document believed by him in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon.

ARTICLE 7

SECURITY AGREEMENT AND FIXTURE FILING

7.1            Security Agreement.

Grantor hereby assigns and grants to Lender a first priority present security interest in and to the Rents, Contract Rights, Intangible Personal Property, Tangible Personal Property, Proceeds, Right to Encumber and Other Rights and Interests described in Article Two and in and to any other part or component of the Secured Property which may not be deemed real property or which may not constitute a “fixture” (within the meaning of the Code as defined in this Section 7.1), and all replacements, substitutions and additions of, for and to the same and the proceeds thereof (collectively, the “Collateral” or "Personalty") in order to secure payment of the Indebtedness and performance by Grantor of the other Obligations. This Deed of Trust shall constitute a Security Agreement within the meaning of the Texas Business and Commercial Code (the “Code”).

7.2            Notification of Account Debtors.

Lender may at any time after an Event of Default by Grantor notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Personalty to pay Lender directly.

7.3            Reproduction as Financing Statement.

A carbon, photographic or other reproduction of this Deed of Trust or of any financing statement relating to this Deed of Trust shall be sufficient as a financing statement.

7.4            Fixture Filing.

This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Secured Property and is to be filed for record in the real property records in the Office of the County Clerk for the county or counties where the Secured Property (including said fixtures) is situated. This Deed of Trust shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to Subsection 9.103(e) of the Code as in effect from time to time in the State of Texas and is to be filed for record in the real property records of the county where the Secured Property is situated. The mailing address of Grantor is set forth on the first page of this Deed of Trust and the address of Lender from which information concerning the security interest may be obtained is the address of Lender set forth on the front page of this Deed of Trust.

7.5            Waivers.

Grantor waives any right to require Lender to (a) proceed against any Person; (b) proceed against or exhaust any Collateral; or (c) pursue any other remedy in its power. Grantor further waives any defense arising by reason of any power and any defense arising by reason of any disability or other defense of Grantor or any other Person, or by reason of the cessation from any cause whatsoever of the liability of Grantor or any other Person. Until the Indebtedness shall have been paid in full, Grantor shall not have any right to subrogation and Grantor waives any right to enforce any remedy which Grantor now has or may hereafter have against Lender or against any other Person and Grantor further waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Lender for or with respect to the Indebtedness and/or the Obligations.

7.6            Authorization.

Grantor hereby authorizes Lender at any time and from time to time during the life of the Loan to file in any filing office in any Code jurisdiction any financing statements, amendments or addendums thereto and continuation statements (the “UCC Documents”) in order to perfect or continue the perfection of any security interest granted under this Deed of Trust or any of the other Loan Documents. Lender may describe the Collateral in the UCC Documents as “all assets” of Grantor. Grantor agrees to provide any information needed to complete such UCC Documents to Lender promptly upon request.

Grantor shall pay to Lender, within thirty (30) days of written demand, any and all costs and expenses incurred by Lender in connection with the preparation, processing and filing of any such UCC Documents, including reasonable attorneys’ fees and all disbursements. Such costs and expenses shall bear interest at the Default Rate from the date paid by Lender until the date repaid by Grantor and such costs and expenses, together with such interest, shall be part of the Indebtedness and shall be secured by this Deed of Trust.

7.7            Preservation of Grantor’s Existence.

Grantor shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the State of Delaware (the state of its formation) and, if applicable, of the State of Texas.

7.8            Notice of Change of Location of Collateral.

Without giving at least thirty (30) days’ prior written notice to Lender, Grantor shall not add to or change any location at which any of the Collateral is stored, held or located.

ARTICLE EIGHT

MISCELLANEOUS

8.1            Notices, Consents, and Approvals.

Any notice, consent or approval that Lender or Grantor may desire or be required to give to the other shall be in writing and shall be mailed or delivered to the intended recipient thereof at its address set forth below or at such other address as such intended recipient may from time to time by notice in writing designate to the sender pursuant hereto. Any such notice, consent or approval shall be deemed effective if given (a) by nationally recognized overnight courier for next day delivery one (1) business day after delivery to such courier; (b) by United States mail (registered or certified), two (2) business days after such communication is deposited in the mails; or (c) in person, when written acknowledgment of receipt thereof is given. Except as otherwise specifically required herein, notice of the exercise of any right or option granted to Lender by this Deed of Trust is not required to be given.

(a) If to Lender:

State Farm Life Insurance Company

One State Farm Plaza

Bloomington, Illinois 61710

Attn: Corporate Law-Investments , A-3

Loan No. 15134

and

McCarter & English, LLP

Four Gateway Center

100 Mulberry Street

Newark, New Jersey 07102

Attn: Jeffrey Petit, Esq.

(b) If to Grantor:

EQRT 110 Southeast Inner Loop, L.P.

c/o EQT Exeter

Five Radnor Corporate Center

100 Matsonford Road, Suite 250

Radnor, Pennsylvania 19087

Attn: Brian L. Ford

and

Kleinbard LLC

Three Logan Square

1717 Arch Street, 5th Floor

Philadelphia, Pennsylvania 19103

Attn: Kelly Anne Donohoe, Esq.

8.2            Time of Essence.

It is specifically agreed that time is of the essence for all of the terms and provisions contained in this Deed of Trust and the other Loan Documents.

8.3            Covenants of Deed of Trust Run with Title to the Real Estate.

The Obligations set forth in this Deed of Trust are intended as, shall be deemed and are hereby declared to be covenants running with the title to the land which constitutes the Real Estate and any and all portions(s) thereof, and such Obligations shall be binding upon and enforceable by the owner and holder of this Deed of Trust personally against Grantor and any successor in title to Grantor who or which shall acquire and/or hold title to the Real Estate while the same is subject to and encumbered by this Deed of Trust. Every Person that shall have, claim, own, hold, accept or otherwise acquire title to the Real Estate, whether or not such title is reflected in the Public Records of the State and County in which the Real Estate is located, shall be conclusively presumed and deemed to have consented and agreed to personally perform each and every covenant and obligation of Grantor contained in this Deed of Trust, to the same extent as the original Grantor, whether or not any reference to this Deed of Trust is contained in the document or instrument pursuant to which such Person shall have acquired title to the Real Estate and whether or not such Person shall have expressly agreed in writing to assume or perform the Obligations of Grantor contained in this Deed of Trust.

8.4            Governing Law.

THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS; PROVIDED, HOWEVER, AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAWS OF STATE OF TEXAS, THE LAW OF THE STATE OF ILLINOIS SHALL OTHERWISE GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS DEED OF TRUST. TO THE EXTENT THAT THIS DEED OF TRUST MAY OPERATE AS A SECURITY AGREEMENT UNDER THE CODE, LENDER SHALL HAVE ALL RIGHTS AND REMEDIES CONFERRED THEREIN FOR THE BENEFIT OF A SECURED PARTY.

8.5            Severability.

If any provision of this Deed of Trust, or any paragraph, sentence, clause, phrase or word, or the application thereof, in any circumstance, is held invalid, the validity of the remainder of this Deed of Trust shall be construed as if such invalid part were never included herein.

8.6            Headings.

The headings of articles, sections, paragraphs and subparagraphs in this Deed of Trust are for convenience of reference only and shall not be construed in any way to limit or define the content, scope or intent of the provisions hereof.

8.7            Grammar.

As used in this Deed of Trust, the singular shall include the plural, and masculine, feminine and neuter pronouns shall be fully interchangeable, where the context so requires.

8.8            Deed in Trust.

If title to the Secured Property or any part thereof is now or hereafter becomes vested in a trustee, any prohibition or restriction contained herein against the creation of any lien on the Secured Property shall be construed as a similar prohibition or restriction against the creation of any lien on or security interest in the beneficial interest of such trust.

8.9            Successors and Assigns.

This Deed of Trust and all provisions hereof shall be binding upon and enforceable against Grantor, its successors, assigns, legal representatives and all other Persons claiming under or through Grantor and the word “Grantor” when used herein shall include all such Persons and any others liable for the payment of the Indebtedness or any part thereof, whether or not they have executed the Note or this Deed of Trust. The word “Lender” when used herein shall include Lender’s successors, assigns and legal representatives, including all other holders, from time to time, of the Note.

8.10          Construction.

Grantor acknowledges that Grantor and Grantor’s counsel have reviewed this Deed of Trust and the other Loan Documents and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the construction or interpretation of this Deed of Trust or the other Loan Documents or any amendments or schedules to any of the foregoing.

8.11          Limitation of Liability.

In consideration of the security provided by Grantor to Lender for repayment of the Indebtedness, including, without limitation, the liens on and security interests in the Secured Property granted pursuant to this Deed of Trust and the assignment of the Rents and Leases made pursuant to the Assignment of Rents and Leases, upon the occurrence of an Event of Default under this Deed of Trust or under any of the other Loan Documents, Lender agrees that it shall not, except as otherwise set forth in this Section, seek to enforce, nor shall Lender be entitled to enforce, any deficiency or monetary judgment against Grantor, any partner of Grantor, any member of Grantor, any shareholder of Grantor or any beneficiary of Grantor (individually, an “Exculpated Party”, and collectively, the “Exculpated Parties”), personally, and shall not levy or execute judgment upon any property of the Exculpated Parties, other than the Secured Property; it being expressly agreed, acknowledged and understood, however, that the foregoing limitation of the liability of an Exculpated Party shall not apply to, and nothing contained herein shall in any manner or way release, affect or impair:

(a) The existence of the Indebtedness and Obligations created in and evidenced by the Loan Documents;

(b) The enforceability of the liens, security interests and assignments created in and granted by the Loan Documents against the Secured Property;

(c) The enforceability of the Environmental Indemnification Agreement and any Guaranty given to Lender; or

(d) The right of Lender to recover, jointly and severally, from the Liable Parties: (i) all Indebtedness including principal, interest and other amounts outstanding under the Loan Documents, upon the occurrence of (i) a Transfer in violation of Section 3.11 of this Deed of Trust; and/or (ii) any of the bankruptcy-related Events of Default under Sections 4.1(i)(C), 4.1(j), 4.1(k) (solely with respect to authorizing the action set forth in Section 4.1(i)(C)) or 4.1(l) of this Deed of Trust); and (ii) all Losses (as defined in the Note) incurred by Lender (whether directly or indirectly) as set forth in Section 5 of the Note.

8.12          Waiver of Marshalling and Certain Rights.

To the extent that Grantor may lawfully do so, Grantor hereby expressly waives any right pertaining to the marshalling of assets or marshalling of liens, the equity of redemption, any statutory or common law right or redemption, homestead, dower, curtesy, marital share, and all other exemptions, or other matter which might defeat, reduce or affect the right of Lender to sell the Secured Property or the Collateral for the collection of the Obligations, or the right of Lender to the payment of the Obligations out of the proceeds of the Rents and Leases, in preference to every other person and claimant. Any Grantor herein who has any right or possibility of dower, curtesy or homestead in or to the Secured Property described herein, or any part of it, for the consideration herein set forth, does hereby release and relinquish all of his or her right or possibility of dower, curtesy and homestead in and to said Secured Property and all parts thereof, and all other marital rights.

8.13         Waiver of Impairment of Recourse Defenses.

Without affecting the liability of Grantor or any other person (except any person expressly released in writing) for the payment or performance of any of the Obligations, and without affecting the rights of Lender with respect to any security not expressly released in writing, Lender may, at any time, and from time to time, either before or after the maturity of the Note, and without notice or consent:

(a) Release any person liable for payment or performance of all or any part of the Obligations;

(b) Make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Obligations (without limit as to the number of such extensions or the period of periods thereof), or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof;

(c) Exercise or refrain from exercising any right Lender might have;

(d) Accept additional security of any kind;

(e) Release or otherwise deal with any property, real or personal, securing the Obligations, including all or any part of the Secured Property herein described; or

(f)  Elect, by instrument duly recorded in the Office of the Register of the County where the Secured Property is located, to have and make the lien hereof prior, paramount and superior to, or, alternatively, junior, subordinate and inferior to, any lease of all or any part of the Secured Property and whether or not such lease is dated, executed or recorded before or after this Deed of Trust.

Furthermore, the failure of Lender to perfect any lien granted herein or in any other Loan Document, to take any action to obtain payment or performance of the Obligations or to exercise any rights or remedies available hereunder shall not relieve Grantor or any other person from liability for the payment or performance of the Obligations nor effect a discharge of the lien, security interest or assignment herein granted; it being intended that all "impairment of recourse" and "impairment of collateral" defenses are hereby waived.

8.14          No Waiver.

No waiver by the Trustee or Lender shall be construed as a waiver of a subsequent similar default or any other default by the Grantor. No delay by Lender or by the Trustee in exercising any right or remedy hereunder, or otherwise afforded by law, shall operate as a waiver thereof or preclude the exercise thereof during the continuance of any default hereunder. No failure of Lender to exercise any option herein given to declare the maturity of the Obligations hereby secured, nor forbearance by Lender after the exercise of such option, and no withdrawal or abandonment of foreclosure proceedings by Lender after the exercise of such option, shall be taken or construed as a waiver of its right to exercise such option or to declare such maturity by reason of any past, present, or future default on the part of the Grantor. Acceptance by Lender of partial payments shall not constitute a waiver of the default by failure to make full payments.

8.15          Servicing Fees and Expenses.

Grantor acknowledges and agrees that Lender shall impose certain reasonable administrative processing fees (the “Servicing Fees”), not to exceed $10,000 per Servicing Action, in connection with (a) the extension, renewal, modification, amendment and termination of the Loan Documents; (b) the release or substitution of collateral therefor (other than pursuant to the terms of the Agreement Regarding Permitted Releases, which Servicing Fees shall be paid in accordance therewith); (c) the consideration of any consents, waivers and approvals with respect to the Secured Property or Grantor; or (d) any other services provided by Lender or any of its agents to or on behalf of Grantor in connection with the Secured Property, the Loan Documents or the Indebtedness secured thereby (the occurrence of any of the foregoing shall hereafter be referred to as a “Servicing Action”). Lender shall not impose Servicing Fees for the review of any Lease or proposed Lease or the preparation or review of any tenant estoppel certificate or any subordination, nondisturbance and attornment agreement. Grantor hereby acknowledges and agrees to pay, immediately, upon demand, all such Servicing Fees, and any additional fees of a similar type or nature that may be imposed by Lender from time to time in connection with a Servicing Action. For avoidance of doubt, the Servicing Fee shall not be charged to the extent that another fee is payable to Lender pursuant to the express terms of the Loan Documents (including, without limitation, the Agreement Regarding Permitted Releases). Grantor shall also be responsible for the payment of all reasonable fees and expenses of Lender’s outside counsel in the event that Lender, in its reasonable discretion, shall determine that the assistance of an outside attorney is necessary or appropriate to accomplish the Servicing Action.

8.16          Subrogation.

To the extent the proceeds of the Indebtedness are used to pay any outstanding lien, charge or encumbrance affecting the Secured Property (including, without limiting the generality of the foregoing, any prior lien), Lender shall be subrogated to all rights, interests and liens owned or held by any owner or holder of such outstanding liens, charges and encumbrances, irrespective of whether such liens, charges or encumbrances are released of record; provided, however, the terms and provisions hereof shall govern the rights and remedies of Lender and, to the extent permitted by law without impairing any of Lender’s rights of subrogation, shall supersede the terms, provisions, rights and remedies under the lien or liens to which Lender is subrogated hereunder.

8.17          Greater Estate.

In the event that Grantor is the owner of a leasehold estate or any other estate less than a fee simple with respect to any portion of the Secured Property and/or Personal Property and, prior to the satisfaction of the Obligation and the cancellation of this Deed of Trust of record, Grantor obtains a greater estate or interest in such portion of the Secured Property and/or Collateral, then, such greater estate or interest shall automatically and without further action of any kind on the part of Grantor be and become subject to the lien of this Deed of Trust.

8.18          Defeasance

If all of the Indebtedness is paid as the same becomes due and payable and if all of the covenants, warranties, undertakings and agreements made in this Deed of Trust are kept and performed, then and in that event only, all rights under this Deed of Trust shall terminate and the Secured Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by Lender in due form at Grantor's cost.

8.19          Modifications and Extensions.

Grantor and Lender may agree to (a) extend the time for payment of all or any part of the Indebtedness; (b) reduce, rearrange or otherwise modify the terms of payment thereof; (c) accept a renewal note or notes therefor; and (d) otherwise deal with the Secured Property or the Loan Documents, all without notice to or the consent of any junior lienholder or any other Person having an interest in the Secured Property and/or Collateral subordinate to the lien of this Deed of Trust and without the consent of Grantor if Grantor has then parted with title to the Secured Property and/or Collateral. No such extension, reduction, modification, renewal or dealing shall affect the priority of this Deed of Trust or release any liability of Grantor or any other Person or impair the security hereof in any manner whatsoever.

8.20          WAIVER OF TRIAL BY JURY.

GRANTOR AND LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY ANY PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS DEED OF TRUST OR ANY ACTS OR OMISSIONS OF THE GRANTOR OR LENDER IN CONNECTION THEREWITH OR CONTEMPLATED THEREBY.

8.21         FINAL AGREEMENT

THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Page Follows]

IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be executed as of the date first written above.

BORROWER:

EQRT 110 SOUTHEAST INNER LOOP, L.P., a

Delaware limited partnership

By:	EQRT 110 Southeast Inner Loop GP, LLC, a
Delaware limited liability company, its sole general
partner

By:	EQT Exeter REIT Operating Partnership LP, a
Delaware limited partnership, its sole member

By	EQT Exeter Real Estate Income Trust, Inc., a
Maryland corporation, its sole general partner

	By:	/s/ J. Peter Lloyd
	Name:	J. Peter Lloyd,
	Title:	Chief Financial Officer

COMMONWEALTH OF PENNSYLVANIA	)
)ss.:
COUNTY OF DELAWARE	)

On this the 12 day of August, 2024, before me, the undersigned officer, personally appeared J. Peter Lloyd, Chief Financial Officer of EQT Exeter Real Estate Income Trust, Inc., a Maryland corporation, which is the sole general partner of EQT Exeter REIT Operating Partnership LP, a Delaware limited partnership, which is the sole member of and EQRT 110 Southeast Inner Loop GP, LLC, a Delaware limited liability company, which is the sole general partner of EQRT 110 SOUTHEAST INNER LOOP, L.P., a Delaware limited partnership, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by himself as Chief Financial Officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Lisa Bianchini
NOTARY PUBLIC

Print Name:	Lisa Bianchini
My commission expires:

[SEAL]

SIGNATURE AND ACKNOWLEDGEMENT PAGE
DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING